UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Valley Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VALLEY FINANCIAL CORPORATION

36 Church Avenue, SW Roanoke, Virginia 24011

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Valley Financial Corporation (the “Annual Meeting”) will be held in Fitzpatrick Hall at the Jefferson Center, 541 Luck Avenue, S. W., Roanoke, Virginia 24016 on Wednesday, April 26, 2006 at 6:00 p.m. local time for the following purposes:

1.	To elect five Class C directors to serve until the 2009 Annual Meeting of Shareholders or in the case of each director, until his or her successor is duly elected and qualifies.

2.	To transact such other business as may properly come before the Annual Meeting.

After the Annual Meeting, shareholders are invited to stay for a reception in Fitzpatrick Hall.

Only shareholders of record at the close of business on March 6, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Annual Meeting.

To assure that your shares are represented at the Annual Meeting, please complete, sign, date and mail promptly the enclosed proxy, for which a return envelope is provided. Your proxy is revocable by you at any time prior to its exercise.

By Order of the Board of Directors

/s/ Ellis L. Gutshall
Ellis L. Gutshall President and Chief Executive Officer March 16, 2006

VALLEY FINANCIAL CORPORATION

36 Church Avenue, SW

Roanoke, Virginia 24011

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Valley Financial Corporation (the “Company”) to be used at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 6:00 p.m. local time in Fitzpatrick Hall at the Jefferson Center, 541 Luck Avenue, S. W., Roanoke, Virginia 24016 on Wednesday, April 26, 2006 and at any adjournments thereof. The approximate mailing date of this Proxy Statement is March 24, 2006.

The cost of solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Company stock held in their names. Solicitations will be made only by use of the mails, except that if necessary, officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal contact.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereon. Any person wishing to vote in person, may do so at the Annual Meeting. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting of it by providing written notice of revocation of the proxy, by submitting a signed proxy bearing a later date, or by revoking the proxy in person at the Annual Meeting. Any such written notice of revocation should be sent to the Corporate Secretary of the Company, P.O. Box 2740, Roanoke, Virginia 24001.

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2005 is being mailed to you concurrently with this Proxy Statement, but is not and should not be considered proxy solicitation material.

VOTING PROCEDURES

The record date for eligibility to vote at the Annual Meeting is March 6, 2006. As of that date the Company had outstanding 4,076,993 shares of its common stock, no par value (the “Common Stock”), each of which is entitled to one vote at the Annual Meeting or any adjournment of the meeting. A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Broker non-votes (in which brokers fail to vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the meeting, and will not be included in determining whether a quorum is present.

Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Shares represented by proxy as to which the shareholder properly withheld authority to vote for a nominee will not be counted toward that nominee’s achievement of a plurality.

Other Matters. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for a matter to be deemed approved by the shareholders. Shares represented by proxy as to which the shareholder abstained from voting are considered present at the meeting for the proposal but, because they are not affirmative votes for the proposal, they have the same effect as votes cast against the proposal. Broker non-votes are not considered present at the Annual Meeting and are not counted with regard to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to persons believed by management of the Company to be beneficial owners of more than 5% of the outstanding Common Stock. Other than as disclosed below, the Company is not aware of any person or group, as those terms are defined in the Securities Exchange Act of 1934, who beneficially owned more than 5% of the outstanding Common Stock as of March 6, 2006.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Common Stock	Nicholas F. Taubman 2965 Colonnade Drive Roanoke, VA 24018	404,022	9.91%

Common Stock	George W. Logan P.O. Box 1190 Salem, VA 24153	400,000	9.81%

Common Stock	The Banc Funds Company, LLC 208 S. LaSalle Street Chicago, IL 60604	208,044	5.10%

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class C directors expires at this Annual Meeting. The terms of office of the Class A and Class B directors will expire in 2007 and 2008, respectively.

It is the intent of the named proxies, unless otherwise directed, to vote in favor of the election of each of the five nominees for Class C director whose names appear below. Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, for the directors who will continue in office after the Annual Meeting and for the non-director executive officers of the Company. All of the nominees for re-election as directors currently serve as directors of the Company and of Valley Bank (the “Bank”), the Company’s wholly-owned subsidiary.

		Shares of Common Stock Beneficially Owner as of March 6, 2006 (19)
Name, Age, and Year First Became Director	Principal Occupation	Shares Owned		Percent Of Class

NOMINEES FOR DIRECTOR

CLASS C

Ellis L. Gutshall* Age 55 Director since 6/1996	President and Chief Executive Officer of the Company and the Bank, Roanoke, VA	117,918	(1)	2.89%

Mason Haynesworth Age 65 Director since 6/1997	Retired since 2000; former Director of Specialized Audits, Norfolk Southern Corporation (rail transportation company), Roanoke, VA	6,074	(2)	0.15%

A. Wayne Lewis Age 62 Director since 3/1994	Retired since July, 2005; former Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank, Roanoke, VA	115,466	(3)	2.83%

George W. Logan *(4) Age 61 Director since 3/1994	Chairman of the Board of Directors of the Company and the Bank; Chairman, Alliance Industrial Center (developer of commercial distribution warehouses), Salem, VA	400,000		9.81%

Geoffrey M. Ottaway Age 58 Director since 1/2005	Chairman, Checker Leasing, Inc. (Owner of Avis and Budget Rent-A-Car franchises), Roanoke, VA	2,550	(5)	0.06%

DIRECTORS WHO WILL CONTINUE IN OFFICE

CLASS A (to serve until 2007 Annual Meeting)

James S. Frantz, Jr. Age 49 Director since 1/2005	President and Chief Executive Officer of Graham-White Manufacturing Company (manufacturer of custom products and solutions for the transportation industry), Salem, VA	1,000		0.02%

Eddie F. Hearp Age 62 Director since 3/1994	President, National Financial Services, Inc. (personal and business insurance, retirement benefit planning), Roanoke, VA	126,856	(6)	3.11%

Anna L. Lawson Age 62 Director since 3/1994	Anthropologist, Daleville, VA	121,424	(7)	2.98%

John W. Starr, MD Age 58 Director since 3/1994	Cardiologist, Consultants in Cardiology, PC, Roanoke, VA	87,208	(8)	2.14%

Michael E. Warner Age 70 Director since 3/1994	Private Investor, Roanoke, VA	82,744		2.03%

CLASS B (to serve until 2008 Annual Meeting)

Abney S. Boxley, III* (9) Age 48 Director since 3/1994	President and Chief Executive Officer, Boxley Materials Company (construction materials supplier), Roanoke, VA	63,000	(10)	1.55%

William D. Elliot* Age 60 Director since 3/1994	Chairman, Davis Hl. Elliot Company, Incorporated (specialists in construction and maintenance of overhead electric power lines).	171,750	(11)	4.21%

Barbara B. Lemon Age 69 Director since 3/1994	Civic Leader, Roanoke, VA	75,000		1.84%

Samuel L. Lionberger, Jr. Age 65 Director since 1/2005	Chief Executive Officer, Lionberger Construction Company (general contracting company), Roanoke, VA	944		0.02%

Ward W. Stevens, MD Age 70 Director since 3/1994	Retired neurosurgeon, Roanoke, VA	96,000		2.35%

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

J. Randy Woodson Age 44	Executive Vice President and Chief Operating Officer of the Company and the Bank	50,279	(12)	1.23%

John McCaleb Age 53	Senior Vice President and Chief Lending Officer	3,300	(13)	0.08%

Andrew B. Agee Age 44	Senior Vice President and Senior Real Estate Officer	1,300	(14)	0.03%

18 Directors and Named Executive Officers as a group		1,522,813	(15)	37.35%

*	Member of the Executive Committee

(1)	Includes 628 shares held by Mr. Gutshall as custodian for his children and 52,877 shares Mr. Gutshall has the right to acquire within 60 days through the exercise of stock options.

(2)	Includes 1,574 shares held by Mr. Haynesworth’s spouse.

(3)	Includes 50,092 shares Mr. Lewis has the right to acquire within 60 days through the exercise of stock options.

(4)	Mr. Logan is also a director of RGC Resources, Inc. and Roanoke Electric Steel Corporation.

(5)	Includes 550 shares held jointly by Mr. Ottaway with his spouse.

(6)	Includes 22,736 shares held by Mr. Hearp’s spouse.

(7)	Includes 4,950 shares held by Mrs. Lawson’s spouse.

(8)	Includes 3,150 shares held by Dr. Starr’s spouse.

(9)	Mr. Boxley is also a director of RGC Resources, Inc.

(10)	Includes 10,000 shares Mr. Boxley holds as custodian for his children.

(11)	Includes 3,000 shares held by Mr. Elliot’s spouse.

(12)	Includes 800 shares held by Mr. Woodson’s spouse, 810 shares held jointly with Mr. Woodson’s mother and 43,163 shares Mr. Woodson has the right to acquire within 60 days through the exercise of stock options.

(13)	Includes 1,300 shares Mr. McCaleb has the right to acquire within 60 days through the exercise of stock options and 2,000 shares held by Mr. McCaleb’s wife.

(14)	Includes 1,300 shares Mr. Agee has the right to acquire within 60 days through the exercise of stock options.

(15)	Computed in accordance with SEC Rule 13d-3 to reflect stock options exercisable within 60 days.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE

NOMINEES FOR DIRECTOR LISTED ABOVE.

Certain Relationships and Related Transactions

Anna L. Lawson, a Class A Director, is the sister of George W. Logan, a Class C Director and Chairman of the Board of Directors. Other than the foregoing, there are no family relationships among the Directors and Executive Officers of the Company.

The Bank has had and expects to have loan transactions with certain directors and officers and their affiliates. Management of the Bank is of the opinion that such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

BOARD OF DIRECTORS AND COMMITTEES

The Boards of the Company and the Bank are identical in membership. The Boards have standing audit, nominating and compensation committees (or committees performing similar functions) as listed below.

Audit Committee Information

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal controls and financial reporting. The Committee consists of Directors Haynesworth (Chairman), Elliot, Hearp, Lemon, Ottaway and Starr. The Board of Directors has determined that all Committee members are “independent” directors under the current standards of the Securities and Exchange Commission (the “SEC”) and Rule 4200 (A) (15) of the National Association of Securities Dealers (the “NASD”). The Audit Committee and the Board have approved and adopted an Audit Committee Charter, which is included in Appendix A in this Proxy Statement. In carrying out its responsibilities, the Audit Committee met five times in 2005.

Independent Certified Public Accountants

Larrowe & Company, PLC acted as the Company’s independent certified public accountants for the fiscal year ended December 31, 2005 and has been reappointed as such for fiscal year 2006. Representatives of Larrowe & Company, PLC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

Services and Fees During Last Two Fiscal Years

As the Company’s independent accountants for 2005 and 2004, Larrowe & Company, PLC provided various audit and non-audit services, as approved by the Audit Committee, for which the Company was billed for fees as listed below:

	2005	2004
Audit Fees	$43,100	$37,700
Audit-Related Fees	$14,215	14,300
Tax Fees	$1,629	2,300
All Other Fees	0	0

Total	$58,944	$54,300

Audit Committee Report

In connection with the December 31, 2005 audited financial statements, the Audit Committee: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees; and (iii) received and discussed with the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon these reviews and discussions, we have recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2005 to be filed with the SEC on Form 10-K.

Additionally, we considered whether the provision of non-audit services to the Company by Larrowe & Company, PLC is compatible with maintaining its independence. Finally, we reappointed Larrowe & Company, PLC as the Company’s independent auditors for the fiscal year ending December 31, 2006.

THE AUDIT COMMITTEE:

Mason Haynesworth, Chairman

William D. Elliot

Eddie F. Hearp

Barbara B. Lemon

Geoffrey M. Ottaway

John W. Starr, MD

Human Resources Committee

The Human Resources Committee serves as the Company’s compensation committee and consists of Directors Elliot (Chairman), Lawson, Lemon, Logan and Stevens. The Board of Directors has determined that all Committee members are “independent” directors under the current standards of NASD Rule 4200 (A) (15). The Committee oversees the Company’s compensation and benefits practices, recommends to the full Board the compensation arrangements for all executive officers of the Company and the Bank, administers any executive compensation plans (including the 2005 Key Employee Equity Award Plan) and reviews management succession plans. The Committee met three times in 2005.

Nominating Committee

The Nominating Committee consists of Directors Elliot (Chairman), Lawson, Lemon, Logan and Stevens. The Board of Directors has determined that all Committee members are “independent” directors under the current standards of NASD Rule 4200 (A) (15). The Committee evaluates and recommends to the Board of Directors nominees for election as directors of the Company and the Bank. The Nominating Committee met once in 2005. The Nominating Committee and the Board have approved a Nominating Committee Charter, which is included as Appendix B in this Proxy Statement, and therefore is not included on our website.

Potential candidates for nomination and election to the Board are identified by current Board members, management and shareholders. Generally, candidates should be highly qualified by business, professional or comparable experience, eager to serve on the

Board, financially capable of making a meaningful investment in the Company’s stock, able to develop meaningful new customer relationships for the Bank and capable of representing the interests of all shareholders and not merely those of any special interest group. When considering a potential candidate the Nominating Committee and the Board will consider their personal knowledge of the candidate, the candidate’s qualifications and the results of an interview, if appropriate. Shareholders wishing to suggest a candidate for consideration at the 2007 Annual Meeting of Shareholders should forward to the Corporate Secretary of the Company, who also serves as Secretary to the Nominating Committee, not later than November 11, 2006 the candidate’s name, a description of the candidate’s background and qualifications and a written consent by the candidate to being evaluated by the Committee.

Compensation of Directors

Directors of the Company do not receive any retainers for their services as directors, but in 2005 were paid a fee of $700 for each Board meeting attended, $350 for meetings of Board committees except Audit, which received $450 for each meeting attended. For 2006, Board meeting fees will be $800, Audit Committee fees $450 and all other committee fees $350. The Audit Committee Chairman will receive $550 for each Audit Committee meeting attended. Committee fees are reduced by 50% if a meeting is held immediately before or after a meeting of the Board or another committee on which the director serves. Directors who are also active officers of the Company or the Bank are not eligible to receive director fees.

Board and Committee Meetings and Attendance

The Board of the Company met nine times in 2005 and the Board of the Bank met twelve times during the same period. All incumbent Board members attended at least 75% of the total meetings of the Boards of the Company and the Bank and all committees hereof on which he or she sat.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of beneficial ownership reporting Forms 3, 4 and 5 furnished to the Company under Rule 16a-3(e) of the SEC, and upon appropriate written representations, the Company believes that all reports of initial and subsequent changes in beneficial ownership of the Company’s securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed with the Commission on a timely basis during the 2005 by all persons who were directors or executive officers of the Company at any time during the year.

CORPORATE GOVERNANCE MATTERS

Director Independence

Since its inception, the Company has had on its Board of Directors a majority of outside directors. The Board has determined that all its members are “independent” directors under the current standards of NASD Rule 4200 (A) (15), except for Director Gutshall who is an active officer of the Company and the Bank and Director Lewis, who is a past officer of the Company and the Bank (within the past three years).

Committee Charters

The Board of Directors has adopted charters for its Audit Committee and Nominating Committee to define the duties and responsibilities of those committees. The Audit and Nominating Committee charters are included as Appendix A and B respectively in this Proxy Statement.

Audit Committee Financial Expert

The Sarbanes-Oxley Act of 2002 and current SEC rules require public companies to disclose whether they have at least one “audit committee financial expert” serving on their audit committee. The SEC rules define five attributes of an audit committee financial expert, all of which a qualifying director must have, and define the acceptable ways of acquiring those attributes. The Company’s Board of Directors has determined that Mason Haynesworth, the current Chairman of the Audit Committee, is “independent” under the current standards of the Securities and Exchange Commission (the “SEC”) and Rule 4200 (A) (15) of the National Association of Securities Dealers (the “NASD”), and qualifies as an audit committee financial expert.

Audit Committee Pre-Approval Policy

The Board of Directors has adopted a formal policy requiring pre-approval of all audit, audit-related, tax and permissible other services provided to the Company by Larrowe & Company, PLC in order to assure that they do not impair the auditor’s independence from the Company. Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a service or type of service has received general pre-approval, it will require specific pre-approval by the Committee. Prior to approving any such services, the Audit Committee considers whether the provision of the services are consistent with the SEC’s rules on auditor independence and are compatible with maintaining Larrowe & Company, PLC’s independence. The Policy describes the Audit, Audit-related, Tax and

All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other Services. The Audit Committee must also approve any proposed services exceeding the pre-approved fee levels.

The Audit Committee may delegate pre-approval authority to one or more of its members, who must report any pre-approval decisions to the full Audit Committee at its next meeting. The Audit Committee may not delegate its pre-approval responsibilities to management. The Audit Committee approved all services performed by Larrowe & Company, PLC in fiscal year 2005.

Code of Ethics

The Company has in place a written Code of Ethics for Executive Officers and Financial Managers. The Code applies to the Chief Executive Officer, the Chief Financial Officer, all other executive officers and all financial managers. Any shareholder wanting a copy of the Code may receive one without charge by writing the Corporate Secretary.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by Company or Bank employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has adopted a policy and procedures for shareholders to communicate with directors. Shareholders of the Company are encouraged to communicate with the full Board, or with individual directors, regarding their suggestions, concerns, complaints and other matters pertinent to the Company’s business. Shareholders should send their communication in writing to the Corporate Secretary, indicating whether it is intended for the Board as a whole, for the Chairman of a committee of the Board, or for one or more individual members of the Board. The Corporate Secretary will review all written communications and forward them to the director or directors for whom they appear to be intended. Communications that involve specific complaints from a customer of the Bank relating to the customer’s deposit, loan or other relationship or transactions with the Bank will be forwarded to the Chairman of the Audit Committee.

Board Member Attendance at Annual Meetings

The Board of Directors recognizes that attendance by directors at annual meetings of the Corporation’s shareholders benefits the Company by giving directors an opportunity to meet, talk with and hear the suggestions or concerns of shareholders who attend those meetings, and by giving those shareholders access to the Company’s directors that they may not have at any other time during the year. The Board of Directors recognizes that directors have their own business interests and are not full-time employees of the Company, and that the Company cannot compel attendance by directors at annual meetings. However, it is the policy of the Board of Directors that directors be strongly encouraged to attend each annual meeting of the Company’s shareholders. At the 2005 Annual Meeting of Shareholders, all of the then-serving fifteen directors were in attendance.

EXECUTIVE COMPENSATION

The following table shows the cash compensation paid by the Company for the three years ended December 31, 2005 to the Chief Executive Officer and each other named executive officer whose salary and bonus for 2005 exceeded $100,000:

Summary Compensation Table

	Long Term Compensation Awards
Name and Principal Position	Year	Salary $	Bonus ($)	Restricted Stock Grants ($)		Securities Underlying Options (#)	All Other Compensation ($)
Ellis L. Gutshall	2005	233,200	130,000	50,000	(5)	10,000	31,817	(1)
President and	2004	212,000	60,000	0		0	27,852
Chief Executive Officer	2003	200,000	0	0		0	60,492

J. Randy Woodson	2005	151,580	55,000	25,000	(5)	5,000	16,425	(2)
Executive Vice President and	2004	137,800	24,000	0		0	17,615
Chief Operating Officer	2003	130,000	0	0		0	17,494

John T. McCaleb (6)	2005	110,000	0	6,250	(5)	0	34,662	(3)
Senior Vice President and	2004	17,064	10,000	0		6,500	1,191
Chief Lending Officer	2003	0	0	0		0	0

Andrew Agee (6)	2005	105,000	0	6,250	(5)	0	42,085	(4)
Senior Vice President and	2004	11,510	10,000	0		6,500	553
Senior Real Estate Officer	2003	0	0	0		0	0

(1)	Includes 401(k) employer matching contributions of $10,494, employee benefits plans allowance of $6,769, sales commissions of $400, reimbursement for unused sick leave of $590, the $384 value of a portion of Company- provided group term life insurance, parking reimbursement of $780, and $12,400 automobile allowance.

(2)	Includes 401(k) employer matching contributions of $6,821, employee benefits plans allowance of $6,425, sales commissions of $630, reimbursement for unused sick leave of $1,749, the $250 value of a portion of Company- provided group term life insurance, and parking reimbursement of $550.

(3)	Includes 401(k) employer matching contributions of $3,713, employee benefits plans allowance of $6,315, sales commissions of $22,828, reimbursement for unused sick leave of $ 1,058, the $199 value of a portion of Company- provided group term life insurance, and parking reimbursement of $550.

(4)	Includes 401(k) employer matching contributions of $3,544, employee benefits plans allowance of $4,647, sales commissions of $31,943, reimbursement for unused sick leave of $1,212, the $190 value of a portion of Company- provided group term life insurance, and parking reimbursement of $550.

(5)	Restricted stock grants awarded with a fair market value of $12.50 per share. Grants subject to certain performance criteria of the Company before vesting.

(6)	Mr. McCaleb and Mr. Agee were hired in November 2004.

Incentive Stock Plan

The Company has a 2005 Key Employee Equity Award Plan (the 2005 Plan). The 2005 Plan gives the Company flexibility in tailoring equity based compensation awards for employees from time to time to the continuing objective of aligning employee incentives with the interests of shareholders as the Company grows and develops. In addition to incentive and non qualified stock options, the 2005 Plan permits the grant of restricted stock, stock appreciation rights and stock units to persons designated as “Key Employees”. The 2005 Plan will remain in effect for ten years, subject to the right of the Board of Directors to terminate the 2005 Plan earlier, except with respect to awards made prior to and outstanding on that date which remain valid in accordance with their terms. The maximum aggregate number of shares of the Company’s common stock (no par value) that may be issued pursuant to awards made under the 2005 Plan may not exceed 250,000. Accordingly, 250,000 shares of authorized common stock are reserved for use in the 2005 Plan, 44,400 options for shares of authorized common stock have been issued under the 2005 Plan and 205,600 options for shares of authorized common stock are available for issue under the 2005 Plan. Within the maximum limits, the 2005 Plan specifies that stock appreciation rights may not be granted with respect to more than 500 shares per recipient (2,000 shares for a new employee recipient) per year; and restricted shares and stock units, respectively, may not be granted for more than 5,000 shares per year per recipient.

Additionally, the Company has a 1995 Incentive Stock Plan (the 1995 Plan) pursuant to which the Human Resources Committee of the Company’s Board of Directors may grant stock options to officers and key employees. The 1995 Plan authorizes grants of options to purchase up to 311,850 shares (adjusted for stock splits) of the Company’s authorized but unissued common stock. Accordingly, 304,493 options for shares of authorized common stock have been issued under the 1995 Plan and 7,357 options for shares of authorized common stock are available for issue under the 1995 Plan.

The following table shows incentive stock options granted to the named executive officers under the 2005 Plan during the year ended December 31, 2005:

Incentive Stock Options Grants

In Last Fiscal Year

Name	Number of Securities Underlying Options granted	Percent of Total Options granted to Employees during fiscal year	Exercise or base price ($/Share)	Expiration date	(1) Grant Date Present Value ($)
Ellis L. Gutshall	10,000	22.27%	$12.50	7/5/2015	52,200
J. Randy Woodson	5,000	11.14%	$12.50	7/5/2015	26,100
John T. McCaleb	0	0.00%	$0.00	N/A	0
Andy Agee	0	0.00%	$0.00	N/A	0

(1)	Black-Scholes valuation method with the following assumptions: volatility: 29.87%; risk-free rate of return: 3.98%; dividend yield: 0.96%; and expected life date of 07/05/2015.

The following table shows stock options exercised during the last fiscal year (if any) and granted but unexercised stock options under the 1995 or 2005 Plan for the named executive officers at December 31, 2005:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Value of Unexercised Options

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/05 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/05 ($) Exercisable/ Unexercisable
Ellis L. Gutshall, President and Chief Executive Officer	0	$0.00	50,177 14,500	$ $	475,806 37,475
J. Randy Woodson, Executive Vice President and Chief Operating Officer	0	$0.00	41,663 13,400	$ $	327,078 61,350
John T. McCaleb, Senior Vice President and Chief Lending Officer	0	$0.00	1,300 5,200	$ $	0.00 0.00
Andrew Agee, Senior Vice President and Senior Real Estate Officer	0	$0.00	1,300 5,200	$ $	0.00 0.00

Individual Stock Option Agreements

In addition to the Incentive Stock Plan described above, the Company has entered into a stock option agreement with Chief Executive Officer Gutshall whereby he received nontransferable options to purchase at $3.175 per share for each of three years shares of Company Common Stock in an amount up to one percent of the total shares sold in the Company’s initial public offering, subject to the Bank meeting certain performance criteria as to profitability, size and loan quality during the early operating years.

All performance criteria related to the options were met between 1997 and 1999 and accordingly, all options vested. Each option has a term of ten years from the date of vesting unless Mr. Gutshall’s employment is terminated prior to the expiration of the ten-year period. As of December 31, 2005, Mr. Gutshall had options with respect to 45,372 shares still outstanding under his individual stock option agreements.

Supplemental Retirement Plan

In 2002, the Company instituted a Supplemental Retirement Plan for certain key officers of the Company and the Bank, including named executive officers Gutshall and Woodson. The plan is designed to provide in a base case scenario fifteen annual payments equal to 50% of a participant’s average annual salary and bonus for the five years immediately prior to retirement, reduced by the participant’s primary Social Security benefit. The plan contains a formula that each year varies the crediting rate for a participant’s account in accordance with the Company’s return on shareholders’ equity so that, depending on the Company’s financial performance over time, the annual benefit actually paid could be greater or less than 50% of final average compensation prior to the

Social Security offset. The plan contains provisions for disability and survivor benefits, a benefits vesting schedule based on a combination of age and years of service, and automatic full vesting in the event of a change in control of the Company. The funding mechanism for the plan is Company-owned insurance policies on the lives of the plan participants and, because of the tax advantages of the life insurance policies, the plan is designed to be profit-neutral to the Company. Assuming a 100% annual crediting rate, a 5% annual increase in covered compensation, a 2.6% annual increase in Social Security benefits and retirement at age 65, it estimated that the plan would result in fifteen annual payments of $177,652 to Mr. Gutshall and $175,971 to Mr. Woodson.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

The Company has entered into employment agreements (the “Employment Agreements”) with named executive officers Gutshall and Woodson. The Employment Agreements have an initial term of three years, with an automatic extension each year of one additional year unless either party gives notice at least 120 days prior to the date of extension that the Employment Agreement shall not be extended. The Employment Agreements provide for a certain minimum salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executives and the establishment of a split-dollar life insurance plan.

The Employment Agreements also contain change-in-control provisions entitling each executive to certain benefits in the event his employment is terminated within three years of a change in control of the Company for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control (except notice of termination given after any regulatory filing has been made in contemplation of a change in control). If a change in control followed by such termination occurs, the executive will receive a lump-sum payment equal to 2.99 times average compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the “Excise Tax”), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax.

Certain Relationships and Related Transactions

The Company has entered into severance agreements with the other two named executive officers of the Company (McCaleb and Agee). These agreements entitle each executive to certain benefits in the event his or her employment is terminated for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason. If such termination occurs, the executive will receive a lump-sum payment equal to 2.0 times average compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the “Excise Tax”), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF

EXECUTIVE OFFICERS OF THE COMPANY

The Human Resources Committee serves as the compensation committee of the Board and is responsible for administering the compensation programs for the executive officers of the Company, including the Chief Executive Officer. The HR Committee believes strongly in a “pay for performance” compensation approach.

Executive Officer Compensation

Compensation for executive officers of the Company has consisted primarily of base salary, cash bonuses based on performance of the individual and the Company, and periodic grants of stock options. The executive officers also participate in the general employee benefits plans of the Company on the same basis as all other employees. Executive officers also participate in the 2005 Key Employee Equity Award Plan which allows for the future mix of compensation to include consideration of additional equity-based components such as stock appreciation rights, restricted stock and stock units.

The HR Committee approves compensation levels for Company executive officers after reviewing a survey published annually by the Virginia Bankers Association on commercial bank salaries at banks of similar asset size in various areas of Virginia. Also reviewed is a comparison of executive compensation at various similarly-situated banking companies in the southeastern United States, prepared by SNL Securities, Inc. from filings with the SEC. The HR Committee additionally receives performance assessments and compensation recommendations from the Chief Executive Officer on the other executive officers of the Company.

Compensation of Chief Executive Officer

As President and Chief Executive Officer, certain aspects of Mr. Gutshall’s compensation are governed by the employment agreement described in this Proxy Statement in the section entitled “Employment Agreements and Change in Control Arrangements.” As with the other executive officers of the Company, the principal components of Mr. Gutshall’s compensation are salary, performance bonuses, incentive stock options and restricted stock grants. It is anticipated that the future mix of compensation might include consideration of additional equity-based components such as stock appreciation rights.

Under its “pay for performance” philosophy, the HR Committee substantially ties Mr. Gutshall’s compensation to the performance of the Company. Mr. Gutshall’s annual salary increase was determined after the HR Committee subjectively assessed his contributions to the Company’s success. In determining those contributions to the Company’s success, the HR Committee’s considerations included but were not limited to Mr. Gutshall’s leadership, decision-making skills, knowledge and strategic recommendations, as well as the Company’s positioning for future performance. To objectively measure the success of the Company, the HR Committee (among other things) compared the Company’s financial performance to similarly-situated banking companies in Virginia and the southeastern United States. The HR Committee consulted a survey published annually by the Virginia Bankers Association on commercial bank salaries at banks of similar asset size in various areas of Virginia, and a comparison of executive compensation and financial performance at banking companies in the southeastern United States prepared by SNL Securities, Inc. In determining the amount of Mr. Gutshall’s bonus for 2005 performance, the HR Committee considered that the Company reported record net income for the year of almost $3.4 million, an increase of over 20% over 2004. Additionally, compared to December 31, 2004, the Company reported record asset growth of over $125 million, up 33%, record loan growth of $132 million, up 47%, and record deposit growth of $86 million, up 31%. Asset quality ratios continued to compare favorably with peers and net loan charge-offs in 2005 amounted to just $162,000, just 0.05% of average loans.

The final decisions on Chief Executive Officer compensation are made by the full Board. When deciding the compensation to be recommended for the Chief Executive Officer, the HR Committee deliberates and acts privately, without the Chief Executive Officer or other officers present. The HR Committee’s significant discussions and recommendations regarding the Chief Executive Officer’s compensation are reported to the full Board in private without the Chief Executive Officer or other officers present. The Board then acts on the recommendations in private, without the Chief Executive Officer or other officers present. Based on its review of the Company’s executive compensation program, the HR Committee believes the program’s basic structure is appropriate, competitive and effective to serve the purposes intended.

THE HUMAN RESOURCES COMMITTEE

William D. Elliot, Chairman

Anna L. Lawson

Barbara B. Lemon

George W. Logan

Ward W. Stevens, MD

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee serves as the compensation committee of the Board and consists of directors Elliot, Lawson, Lemon, Logan and Stevens. No member of the HR Committee is, or has been in the past, an officer or employee of the Company or the Bank. No executive officer of the Company or the Bank served in 2005 as a director or member of the compensation committee of any entity which had an executive officer serving on the HR Committee. No executive officer of the Company or the Bank served in 2005 as a member of the compensation committee of any other entity which had an executive officer who served as a director of the Company. None of the members of the HR Committee, or any member of their immediate families, had any reportable transactions with the Company or any of its subsidiaries, except as previously explained in “Certain Relationships and Related Transactions.”

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total of shareholder return on the Company’s Common Stock with the cumulative return on the NASDAQ Composite Index, the SNL Bank Index and the SNL South OTC-BB & Pink Banks Index (137 companies) for the five-year period beginning December 31, 2000 and ending December 31, 2005. These comparisons assume the investment of $100 in Company Common Stock and in each of the indices on December 31, 2000 and the reinvestment of any dividends.

Valley Financial Corporation

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Valley Financial Corporation	100.00	105.79	149.75	224.13	280.11	259.71
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Bank Index	100.00	101.00	92.61	124.93	140.00	141.91
SNL South OTC-BB& Pink Banks Index	100.00	108.31	134.94	180.66	210.80	241.44

Source: SNL Financial L.C., Charlottesville, VA

© 2006

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2007 Annual Meeting of Shareholders must be received not later than November 11, 2006 by the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001 for inclusion in the Company’s Proxy Statement relating to that meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Board of Directors knows of no other matter that may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy in accordance with their judgment as to what is in the best interests of the Company.

By Order of the Board of Directors

/s/ Kimberly B. Snyder
Roanoke, Virginia March 16, 2006	Kimberly B. Snyder, CPA Senior Vice President Chief Financial Officer and Corporate Secretary

EXHIBIT A

Valley Financial Corporation

Valley Bank

Audit Committee Charter

MISSION STATEMENT

The Audit Committee (the “Committee”) shall assist the Board of Directors (“Board”) of Valley Financial Corporation (the “Company”) in fulfilling its oversight responsibilities. The Committee shall review the financial reporting process, the system of internal control, the audit process, and the Company’s and Valley Bank (“Bank”)’s process for monitoring compliance with laws and regulations with the Board, management, and the internal and external auditors. To effectively perform his or her role, each committee member shall obtain an understanding of the detailed responsibilities of committee membership, as well as the Company’s business, operations, and risks.

ORGANIZATION

Committee Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors1, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment. All members must be able to read and understand financial statements of similar complexity as those of the Company (including balance sheet, income statement and statements of cash flow) and may not have participated in the preparation of the financial statements of the Company, Bank, or subsidiary thereof at any time during the preceding three years. Additionally, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

[1]	Independence is defined under the rules and regulations of the Securities and Exchange Commission and the listing requirements of any exchange on which the Company’s securities are listed.

Quorum and Frequency of meetings

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Company’s Form 10-Q. This report may be received on behalf of the Committee by the Chairman (as permitted by the SEC regulations) and reported to the full Committee at its next scheduled meeting.

The Committee shall hold four regular meetings each year. Any member of the Committee, the internal auditor or the external auditor may make a request to the Chairman for special meetings. For both regular and special meetings, a quorum must be present in order to transact official business. Meetings shall be scheduled at the direction of the Chairman.

ROLES AND RESPONSIBLITIES

Internal Control

Evaluate whether management is communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

Focus on the extent to which internal and external auditors review computer systems and applications, the internal security, and the contingency plan in the event of a systems breakdown.

Determine whether or not internal control recommendations made by internal and external auditors have been implemented by management.

Ensure that management, the external auditor and the internal auditors keep the Committee informed about fraud, illegal acts, or deficiencies in internal control.

The Committee will perform such other functions as are authorized for this Committee by the Board.

Financial Reporting

General

Review significant accounting principles and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members; assess whether the financial statements reflect appropriate accounting principles.

Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies.

Meet with management and the external auditors to review the financial statements and the results of the audit.

Consider management’s handling of proposed audit adjustments identified by the external auditors.

Review Management’s Discussion and Analysis and other sections of the annual report before its release and considers whether the information is adequate and consistent with members’ knowledge about the Company and its operations.

Review disclosures made by the Company’s chief executive officer and chief financial officer in connection with their certifications required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder to be contained in the Company’s reports on Form 10-K and 10-Q regarding (i) the effectiveness of the Company’s disclosure controls and procedures; (ii) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls; (iii) any change in the in the Company’s internal controls over financial reporting that occurred during the most recent fiscal quarter and has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting; and (iv) any fraud involving management or other employees who have a significant role in the Company’s system of internal controls.

Interim Financial Statements

Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

Meet with management and, if a pre-issuance review was completed, with the external auditors, either by telephone or in person, to review the interim financial statements and the results of the review, which may be done by the Chairman or the entire Committee.

To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from internal and external auditors on whether;

•	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company’s operations and financing practices;

•	Generally accepted accounting principles have been consistently applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any significant or unusual events or transactions;

•	The Company’s financial and operating controls are functioning effectively;

•	The Company has complied with the terms of loan agreements or security indentures.

Ensure that the external auditors communicate all required matters to the Committee.

Compliance with Laws and Regulations

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

Periodically obtain updates from management and general counsel regarding the Company’s tax policies, any pending audits or assessments and tax compliance.

Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

Review the findings of any examinations by regulatory agencies.

Internal Audit2

Review the activities, organizational structure and the effectiveness of the internal audit function.

Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the firm engaged to perform the audit.

[2]	This function is currently outsourced and the Audit Committee will review this annually and make appropriate recommendations to the Board of Directors.

External Audit

The external auditor is responsible to the Board and the Committee as shareholder representatives. These shareholder representatives have the ultimate authority to select, evaluate, and where appropriate, replace the external auditor.

Review the external auditors’ proposed audit scope and approach.

Appoint, retain or replace and determine the compensation of the external auditors. The Company shall provide funding for payment of compensation, as determined by the Committee, to the external auditors engaged by the Committee.

Pre-approve all audit and permissible non-audit services to be provided by the external auditors, as well as the terms of the auditors’ engagements for those services. The Committee may delegate authority to pre-approve non-audit services to one or more Committee members. If this authority is delegated, all approved non-audit services shall be presented to the full Committee at its next meeting.

Oversee and evaluate the work of the external auditors by regularly reviewing their performance, and periodically reviewing their “peer review” reports.

Ensure receipt from the external auditors of a formal written statement delineating all relationships between the auditors and the Company and other information required by Independence Standards Board Standard No. 1. On an annual basis, the Committee shall review and discuss with the external auditors any such relationships to determine the auditors’ independence and objectivity, and take appropriate action to oversee the independence of the auditors.

Other Responsibilities

Meet with the firms engaged to perform the external audit, internal audit and with management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

Establish procedures for the receipt, retention and treatment of reports of complaints or concerns about accounting, auditing, internal controls or compliance matters, and for the confidential and anonymous submission by employees of information relating to such matters.

If necessary, institute special investigations and, if appropriate, hire special counsel or other experts to assist. The Company shall provide funding to pay the fees and expenses of any special counsel or other experts retained by the Committee.

Perform other oversight functions as requested by the full board.

Review and update the charter, receive approval of changes from the Board.

REPORTING RESPONSIBILITIES

Regularly update the Board about Committee activities and make appropriate recommendations.

Report to shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

LIMITATIONS OF COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management and the external auditors. The Committee shall be entitled to rely on the advice of the outside auditors, counsel and other experts retained by it in the conduct of its duties under this Charter.

Appendix B

VALLEY FINANCIAL CORPORATION

NOMINATING COMMITTEE CHARTER

This Charter sets forth the composition, authority, duties and responsibilities of the Nominating Committee of the Board of Directors of Valley Financial Corporation (the “Corporation”).

Purpose

The Nominating Committee (the “Committee”) is established as a committee of the Corporation’s Board of Directors generally to identify and make recommendations to the Board regarding candidates for service as directors and members of committees of the Corporation and its subsidiaries, including Valley Bank (the “Bank”). The Committee will have such other duties and responsibilities as are described in this Charter or as are assigned to it from time to time by the Board of Directors.

Composition and Appointment

The Committee will be comprised of not less than three Independent members who will be appointed annually by the Board of Directors. Independent Directors are not those directors who are neither officers nor employees of the Company or its subsidiaries, nor have a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and who are otherwise “independent” under the rules of the NASDAQ Stock Market, Inc. The Board will appoint one of the members of the Committee to serve as Committee Chairman. Members of the Committee also must satisfy any other requirements of the SEC and stock exchange (if any) on which the Corporation’s securities are listed, that from time to time apply to the Corporation’s Nominating Committee.

Committee Meetings

The Committee will meet as often as its members consider necessary in order to carry out the Committee’s responsibilities. Dates, times and locations of meetings will be determined by the Committee or by its Chairman. A majority of the number of regular members then serving on the Committee will constitute a quorum. The Committee will determine whom, if anyone, other than Committee members may be present during its deliberations or voting on any matter. The Committee will keep minutes of its meetings and, following each Committee meeting, the Chairman will make a report to the Board of Directors at its next scheduled meeting regarding the deliberations or actions undertaken by the Committee.

Responsibilities

The Committee will:

Recommend the standards for Independence to the Board of Directors;

Identify individuals who are qualified to become directors of the Corporation and its subsidiaries;

Recommend candidates to the Corporation’s Board of Directors each year for selection as nominees for election as directors of the Corporation at annual meetings of the Corporation’s shareholders;

Recommend the Class of each nominee up for election as director of the Corporation;

Recommend candidates to the Corporation’s Board of Directors from time to time for selection as nominees for appointment to fill vacancies on the Board of Directors;

Recommend candidates to the Corporation’s Board of Directors from time to time for election by it as directors of the Bank;

Make recommendations to the Corporation’s and the Bank’s Boards of Directors each year or from time to time regarding their appointment of members of committees of the Boards of Directors;

Make recommendations to the Corporation’s Board of Directors from time to time regarding the size and composition of the Corporation’s and the Bank’s Boards and Board Committees; and

Undertake other specific duties and responsibilities within the scope of its primary functions outlined above as the Committee or Board of Directors may from time to time determine.

Prepare the disclosure regarding the Company’s director nomination process required by Item 7(d)(2) of Schedule 14A Information “Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934”.

Evaluate itself annually and review the evaluation with the Board of Directors.

Evaluate the Board of Director’s annually and develop and oversee changes in the Company’s Corporate Governance guidelines.

In identifying candidates to be recommended to the Corporation’s Board of Directors for selection as nominees or for appointment to fill vacancies, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, in conjunction with other members of the Boards of Directors, will be effective in collectively serving the long-term interests of the Corporation and its shareholders. Candidates recommended by the Committee must satisfy applicable requirements of state and federal banking regulators pertaining to qualifications to serve as directors of the Corporation and the Bank, and, in performing its duties, the Committee may develop other criteria or lists of minimum qualifications for use in its identification of individuals to be recommended or selected for consideration as directors (including, without limitation, independence, business experience relevant to the needs of the Corporation and its subsidiaries, leadership qualities, ownership of the Corporation’s stock and any special ability to represent shareholders). Any such criteria will be subject to the review and approval of the Board of Directors.

In identifying candidates to be recommended to the Board of Directors for selection as nominees or for appointment to fill vacancies on the Corporation’s Board, the Committee shall consider all candidates recommended by the Company’s shareholders in accordance with the procedures set forth in the Company’s annual proxy statement. The Committee may develop procedures to be followed in connection with shareholder recommendations (including without limitation deadlines for receipt of recommendations in connection with annual meetings, required information to be provided regarding a candidate, required consents of candidates to be considered by the Committee, and the treatment by the Committee of candidates previously recommended by the same shareholder). Any such procedures will be subject to the review and approval of the Board of Directors.

After receipt of recommendations from the Committee regarding candidates for election or appointment as directors of the Corporation and the Bank, the Corporation’s Board of Directors will make all final decisions regarding the nomination or appointment of those persons.

Authority

In discharging its responsibilities, the Committee is authorized to retain outside counsel or other consultants (including a search firm) in accordance with procedures established by the Committee, and it has the authority to approve all terms of the engagement of those consultants, including their fees or other compensation.

In performing its duties under this Charter, the Committee may conduct such investigation and request and consider such information (from management or otherwise) as it shall consider necessary, relevant or helpful in its deliberations and the formulation of its recommendations. In connection with any such investigation, the Committee may rely on information provided to it by management without any further verification. However, whenever the Committee takes an action, it will exercise its independent judgment on an informed basis and in a manner it considers to be in the best interests of the Corporation and its shareholders.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Valley Financial Corporation
					For	Withhold	For All Except
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VALLEY FINANCIAL CORPORATION FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2006.			1.	Election of five directors to serve until the 2009 Annual Meeting of Shareholders.	☐	☐	☐

The undersigned hereby appoints Douglas W. Densmore, Esq. and Kevin P. Oddo, Esq., either of whom may act, with full power of substitution, as proxy to vote all of the shares of common stock of the Company held of record by the undersigned on March 6, 2006 at the Annual Meeting of the Company to be held on April 26, 2006 and at any adjournments thereof, as designated hereon:

Mason Haynesworth Ellis L. Gutshall A. Wayne Lewis George W. Logan Geoffrey M. Ottaway

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

________________________________________

			2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
	Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

Valley Financial Corporation

36 Church Avenue, SW • Roanoke, Virginia 24011

The above signed hereby acknowledges receipt of the Notice and Proxy Statement dated March 16, 2006 with respect to the 2006 Annual Meeting.

NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_________________________________________

_________________________________________

_________________________________________